Exhibit 21

SUBSIDIARIES OF FORD MOTOR COMPANY AS OF FEBRUARY 19, 2010 (a) (b)

ORGANIZATION	JURISDICTION
3000 Schaefer Road Company	Michigan, U.S.A.
Ford Capital B.V.	The Netherlands
Ford Motor Company (Belgium) N.V.	Belgium
Ford Nederland B.V.	The Netherlands
Ford Polska Sp. z.o.o.	Poland
Ford Espana S.L.	Spain
Ford Italia S.p.A.	Italy
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Ford Motor Company (Austria) GmbH	Austria
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford Motor Company Brasil Ltda.	Brazil
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company LLC	Delaware, U.S.A.
CAB East Holdings, LLC	Delaware, U.S.A.
CAB East LLC	Delaware, U.S.A.
CAB West Holdings Corporation	Delaware, U.S.A.
CAB West LLC	Delaware, U.S.A.
FCALM Holdings Corporation	Delaware, U.S.A.
FCALM, LLC	Delaware, U.S.A.
Ford Credit Auto Lease Two LLC	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2007-2	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2007-3	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2008-2	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2008-5	Delaware, U.S.A.
Ford Credit Auto Receivables Three, LLC	Delaware, U.S.A.
FCAR Owner Trust	Delaware, U.S.A.
Ford Credit Auto Receivables Two LLC	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2006-C	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2008-C	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2009-A	Delaware, U.S.A.
Ford Credit CP Auto Receivables LLC	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCE Bank plc	England
Globaldrive (Italy) IV S.r.L.	Italy
Ford Credit Canada Limited	Canada
Canadian Road Leasing Company	Canada
Ford Credit de Mexico S.A. de C.V.	Mexico
Ford Credit Floorplan Corporation	Delaware, U.S.A.
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Ford Motor Land Development Corporation	Delaware, U.S.A.
Ford India Private Limited	India

SUBSIDIARIES (Continued)

	ORGANIZATION	JURISDICTION
	Ford International Capital LLC	Delaware, U.S.A.
	Ford Automotive Holdings	England
	Blue Oval Holdings	England
	Ford International Liquidity Management Limited	England
	Ford Motor Company Limited	England
	Ford Retail Group Limited	England
	Ford Mexico Holdings, Inc.	Delaware, U.S.A.
	Grupo Ford S. de R.L. de C.V.	Mexico
	Ford Motor Company, S.A. de C.V.	Mexico
	Ford Motor Company (Switzerland) S.A.	Switzerland
	Ford Motor Company Capital Trust II	Delaware, U.S.A.
	Ford Motor Company of Canada, Limited	Ontario, Canada
	FLH Holding, Inc.	Ontario, Canada
	Ford Lio Ho Motor Company Ltd.	Taiwan
	Ford Motor Company of Australia Limited	Australia
	Ford Motor Company of Southern Africa (Pty) Limited	South Africa
	Ford Motor Company ZAO	Russia
	Ford Motor Service Company	Michigan, U.S.A.
	Gentle Winds Reinsurance, Ltd.	Cayman Islands
	Ford South America Holdings, LLC	Delaware, U.S.A.
	Ford Argentina S.C.A.	Argentina
	Ford Super Enhanced Investment Partnership	Michigan, U.S.A.
	Ford Trading Company, LLC	Delaware, U.S.A.
	Ford Motor de Venezuela, S.A.	Venezuela
	Volvo Holding Company Inc.	Delaware, U.S.A.
	Ford VHC AB	Sweden
	Volvo Personvagnar Holding AB	Sweden
	Volvo Personvagnar AB	Sweden
	SNEBE Holding B.V.	The Netherlands
	Volvo Cars NV	Belgium
	Volvo Auto Italia SpA	Italy
	Volvo Car Germany GmbH	Germany
	Volvo Car UK Limited	England
	Volvo Personbilar Sverige Aktiebolag	Sweden
	Volvo Personvagnar Norden Aktiebolag	Sweden
	Volvo Bil i Göteborg AB	Sweden
	Volvo Cars of North America, LLC	Delaware, U.S.A.

210	Other U.S. Subsidiaries
283	Other Non-U.S. Subsidiaries

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(a)	Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, all of the omitted subsidiaries combined would not constitute a significant subsidiary.
(b)	On January 1, 2010, we adopted a new accounting standard related to the consolidation of VIEs. As a result, any VIE to be deconsolidated as of January 1, 2010 is not included in the above listing.